Exhibit 99.1

High Intra-Tumor TGF-β2 Predicts Poor Survival in Pediatric Cancer of the Brainstem

-The TGFβ1 and TGFβ3 isoforms are predictive

—Validation of TGFβ2 as therapeutic target

AGOURA HILLS, Calif., March 13, 2023 (GLOBE NEWSWIRE) – Oncotelic Therapeutics, Inc (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We”), a developer of treatments for rare and orphan indications, including Parkinson’s Disease, pancreatic ductal adenocarcinoma, diffuse intrinsic pontine gliomas (“DIPG”), and COVID-19, today announced the publication of High Intra-Tumor Transforming Growth Factor β2 Level as a Predictor of Poor Treatment Outcomes in Pediatric Cancer of the brainstem. Links to the publication can be found below.

Uckun, F.M.; Qazi, S.; Trieu,V. High Intra-Tumor Transforming Growth Factor Beta 2 Level as a Predictor of Poor Treatment Outcomes in Pediatric Diffuse Intrinsic Pontine Glioma. Cancers 2023, 15, 1676. https://doi.org/10.3390/cancers15061676.

Pediatric cancer of the brainstem, including DIPGs, is one of the most aggressive and deadliest childhood brain tumors. In spite of numerous clinical trials of chemotherapeutic agents, immune-oncology drugs, and specific targeted therapies aimed at improving the survival outcome of these patients, little progress has been achieved and the prognosis remains dismal, with a median survival time of approximately 10 months and a two-year survival rate of less than 10 percent.

The purpose of the present study was to evaluate the clinical significance of amplified expression levels of transforming growth factor beta 2 (TGFβ2) in the tumor tissue specimens from these patients. Our findings provide the first evidence that high level TGFβ2 expression is associated with a poor treatment outcome. The reported results also support the notion that further evaluation of the clinical potential of new strategies targeting TGFβ2 in pediatric cancer of the brainstem is warranted.

“OT-101 is the only TGFβ2 inhibitor that is in late clinical development. As TGFβ1 and TGFβ3 are not prognostic, we believe that previous clinical failures, including bintrafusp alfa, could be rectified by targeting TGFβ2 instead” stated Dr. Vuong Trieu, CEO and Chairman of Oncotelic.

A clinical study protocol looking at treatment of pediatric cancer of brainstem with OT-101 has been accepted onto the National Institute for Health and Care Research (“NIHR”) portfolio. NIHR is the British government’s major funder of clinical, public health, social care and translational research.

About Oncotelic

Oncotelic (f/k/a Mateon Therapeutics, Inc.), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and subsequently to Oncotelic Therapeutics, Inc. in November 2020. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic has rare pediatric designations for DIPG,through OT-101 through its 45% joint venture GMP Biotechnology Limited (“GMP Bio”), with Dragon Overseas Capital Limited (“Dragon”); for melanoma (through CA4P); and Acute Myeloid Leukemia (through OXi 4503). Oncotelic also acquired PointR Data Inc. in November 2019 to create a biotechnology company with artificial intelligence capabilities.

During the 4th quarter of 2021, Oncotelic acquired AL-101 for the intranasal delivery of apomorphine. We intend to develop AL-101 for the treatment of Parkinson Disease (“PD”). Over 60,000 new patients are being diagnosed with PD in the United States and currently there are over 1 million patients in the US and expected to increase to over 1.2 million by 2030. In addition, approximately 10 million suffer from this disease globally. https://www.parkinson.org/Understanding-Parkinsons/Statistics. AL-101 is also being developed for Erectile Dysfunction (“ED”). ED is the most prevalent male sexual disorder globally. The percentages of men affected by ED are as follows: 14.3-70% of men aged 60 years, 6.7-48% of men aged 70 years, and 38% of men aged 80 years (Geerkens MJM et al. (2019). Eur Urol Focus. pii: S2405-4569(19)30079-3). However, with the increasing administration of PDE5 inhibitors in clinical practice, it was found that approximately 30-35% of ED patients are treatment failures (McMahon CN et al. (2006). BMJ, 332: 589-92). AL-101 is designed to target treatment failure ED patients who do not respond to PDE5 inhibitors. Through similar mechanism of action, AL-101 is being developed for Female Sexual Dysfunction (“FSD”). Female sexual dysfunction is a prevalent problem, afflicting approximately 40% of women and there are few treatment options. FSD is more typical as women age and is a progressive and widespread condition. (Allahdadi, KJ et al. (2009) Cardiovascular & hematological agents in medicinal chemistry, 7(4), 260-269). There is no available drug for the treatment of FSD. In June 2019, the U.S. Food and Drug Administration approved Vyleesi (bremelanotide) to treat acquired, generalized hypoactive sexual desire disorder (“HSDD”) in premenopausal women. This is the only available drug treatment. Vyleesi has essentially replaced the only other drug for HSDD - however, it has a long list of drug-drug interactions, including commonly used antidepressants, such as fluoxetine and sertraline. In addition, it has a black box warning regarding its use with alcohol, a combination that has been associated with hypotension and syncopal episodes. Therefore, there is an urgent need for effective therapy against FSD and HSDD.

About OT-101:

Oncotelic jointly owns OT-101 with its joint venture partners Dragon and GMP Bio. OT-101 has completed seven clinical trials including one phase 2 trial in COVID and two phase 2 trials in brain cancer and against pancreatic cancer. It has pediatric designation for a rare form of pediatric brain cancer known as DIPG. There are about 200-300 new cases of DIPG every year in the United States. DIPG most often occurs in children aged 5-10 years old. Treatment options are limited with surgery being contraindicated. Most children do not survive more than 2 years after diagnosis. Currently, the main treatment for DIPG is radiation therapy. Although radiation temporarily improves symptoms in most patients, it is not a cure. Paliative care or quality of life services help patients and families manage pain and other symptoms, promote quality of life, and making difficult decisions including treatment choices and end of life care.

When COVID-19 emerged in China, Oncotelic and Golden Mountain Partners, an affiliate of Dragon and GMP, entered into a research and services agreement in February 2020 to develop and test COVID-19 antisense therapeutics. In March 2020, Oncotelic reported the anti-viral activity of OT-101. The anti-viral activity of OT-101, in an in vitro antiviral testing performed by an independent laboratory, OT-101 has a 50% effective concentration (EC50) of 7.6 µg/mL and is not toxic at the highest dose of 1000 µg/mL giving a safety index (SI) value of >130, which is considered highly active and on par or superior to Remdesivir - a Gilead drug. Unlike Remdesivir, OT-101 targets not only the virus replication but also the virus induced pneumonia and fibrosis. Our Phase 2 trial was completed for OT-101 in South America. This was a randomized, double-blind, placebo-controlled Phase 2 study intended to evaluate the safety and efficacy of OT101 in adult patients hospitalized with positive SARS-CoV-2 and pneumonia. As reported in November 2021, the top line data was positive for safety and efficacy. For more information, please visit www.oncotelic.com

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